EXHIBIT 99.2A



                                 EXHIBIT 7

                      Consent of Robert F. Colby, Esq.



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                            AUSA LIFE LETTERHEAD


June 22, 1998

AUSA Life Insurance Company, Inc.
4 Manhattanville Road
Purchase, New York  10577

Gentlemen:

I hereby consent to reference to my name under the caption "Legal Matters" in the Prospectus incorporated by reference in Pre-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 33-86696) for the AUSA Series Life Account filed by AUSA Life Insurance Company, Inc. with the Securities and Exchange Commission.

/s/  ROBERT F. COLBY

Robert F. Colby
Vice President, Assistant
Secretary and Counsel